As filed with the Securities and Exchange Commission on October 4, 1999
================================================================================
                                                          Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                   ITXC CORP.
             (Exact name of registrant as specified in its charter)

       Delaware                                                 22-35-31960
 (State or other jurisdiction                                (I.R.S. employer
of incorporation or organization)                         identification number)

               600 College Road East, Princeton, New Jersey 08540
               (Address of principal executive offices; zip code)
                            ------------------------

                     ITXC Corp. Employee Stock Purchase Plan
                            (Full title of the plan)

                                Edward B. Jordan
              Executive Vice President and Chief Financial Officer
                                   ITXC Corp.
               600 College Road East, Princeton, New Jersey 08540

                                 (609) 419-1500
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                            Peter H. Ehrenberg, Esq.
                              Lowenstein Sandler PC
                              65 Livingston Avenue
                           Roseland, New Jersey 07068
                                 (973) 597-2500
                            ------------------------


                         Calculation of Registration Fee
----------------------------------------------------------------------------------------------------------
                                                 Proposed             Proposed
Title of Securities           Amount to be      Maximum Offering      Maximum Aggregate       Amount of
to be Registered              Registered       Price per Share (2)   Offering Price (2)   Registration Fee
==========================================================================================================
Common Stock, par
value $0.001 per share    500,000 shares (1)     $   23.85              $ 11,925,000           $3,316
----------------------------------------------------------------------------------------------------------

(1) Plus such additional shares of Common Stock as may be issuable pursuant to the anti-dilution provisions of the Registrant's Employee Stock Purchase Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act of 1933 on the basis of the average of the high and low sale prices for a share of Common Stock on the National Market System of NASDAQ on September 28, 1999.
================================================================================

           PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference

          The SEC allows us to "incorporate" into this Registration Statement information we file with it in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this Registration Statement, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this Registration Statement, and all future documents filed with the SEC under Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934 until we terminate the offering of these shares.

          (a) Our prospectus relating to our initial public offering, dated September 37, 1999, and;

          (b) The description of our Common Stock set forth in the Registration Statement on Form 8-A filed by the Company with the SEC pursuant to Section 12 of the Exchange Act and declared effective by the SEC on September 27, 1999 .

Item 4.   Description of Securities

          Not applicable.

Item 5.   Interests of Named Experts and Counsel

          Not Applicable.

Item 6.   Indemnification of Directors and Officers

          Under Section 145 of the Delaware General Corporation Law (DGCL), a corporation has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the corporation if it is determined that he acted in good faith and in a manner he believed to be in (or not opposed to) the interests of the corporation, and, in the case of a criminal proceeding, he had no reason to believe his conduct was unlawful. Our certificate of incorporation provides that we will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director or officer of ITXC, or is or was serving at our request as a director, officer, employee, manager or agent of another entity, against certain liabilities, costs and expenses. It further permits us to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of ITXC, or is or was serving at our request as a director, officer, employee or agent of another entity against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not we would have the power to indemnify such person against such liability under the DGCL.

          Section 102(b)(7) of the DGCL permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the personal liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, as a director except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. Article NINTH of our Certificate of Incorporation contains the following provision regarding limitation of liability of our directors and officers:

         "No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit."


Item 7.  Exemption From Registration Claimed

         Not applicable.

Item 8.  Exhibits

         The Exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index.

Item 9.  Undertakings

         (a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any acts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on the 4th day of October, 1999.

                                             ITXC CORP.



                                             By: /s/Edward B. Jordan
                                                 Edward B. Jordan,
                                                 Executive Vice President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 4th day of October, 1999.

Signature                                               Title

/s/Tom Evslin*                                    Chairman, President and
---------------------------------------------     Chief Executive Officer
Tom Evslin

/s/John G. Musci*                                 Director
---------------------------------------------
John G. Musci

/s/Edward B. Jordan                               Chief Financial and Accounting
----------------------------------------------    Officer and Director
Edward B. Jordan

/s/William P. Collatos*                           Director
---------------------------------------------
William P. Collatos

/s/Elon A. Ganor*                                 Director
---------------------------------------------
Elon A. Ganor

/s/Frederick R. Wilson*                           Director
---------------------------------------------
Frederick R. Wilson



By:   /s/Edward B. Jordan
      Edward B. Jordan, Attorney-in-Fact

                                  EXHIBIT INDEX

         4.1        The    Registrant's    Third   Restated    Certificate   of
                    Incorporation.

         4.2        The  Registrant's By-Laws.

         5.1        Opinion of Lowenstein Sandler PC.

         23.1       Consent of Ernst & Young LLP.

         23.2       Consent of Lowenstein Sandler PC is included in Exhibit 5.1.

         24.1       Power of Attorney.